UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2014

Otelco Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2015, Mr. Robert J. Souza, the current President of Otelco Inc. (the “Company”), will also be appointed Chief Executive Officer and elected as a director of the Company. In addition, effective January 1, 2015, Mr. Souza will be appointed Chief Executive Officer and President and elected as a director of certain of the Company’s subsidiaries. The position of Chief Executive Officer of the Company was previously held by Mr. Michael D. Weaver, who will retire as Chief Executive Officer and as a director of the Company, as well as from all positions with the Company’s subsidiaries, effective December 31, 2014.

Mr. Souza has been the President of the Company since May 2014. Prior to that time, beginning in July 2010, he was the Company’s Senior Vice President and General Manager for its New England division. Mr. Souza joined the Company in October 2008 as the Vice President of Operations for New England. Mr. Souza served as President of Pine Tree Holdings, Inc., Granby Holdings, Inc. and War Holdings, Inc. from 2001 until they were acquired by the Company in October 2008. Prior to that role, Mr. Souza served as Operations Manager for Saco River Telephone and Telegraph, having joined that company in 1983. Mr. Souza’s 39 years of experience in the telecommunications industry includes three years with Ooltewah-Collegedale Telephone Company in Tennessee and five years with New England Telephone in Maine. The Company believes that Mr. Souza’s extensive experience with the Company and in the telecommunications industry will make him not only an effective leader of the business but also an effective director. Mr. Souza is 61 years old.

Mr. Souza has not been, and is not expected to be, asked to serve on any committees of the Company’s Board of Directors. Mr. Souza’s initial term as a director of the Company will expire at the Company’s annual meeting of stockholders to be held in 2015. Mr. Souza was not appointed as Chief Executive Officer of the Company for a fixed term of office, but rather will hold such position until a successor is named.

Employment Agreement

In connection with Mr. Souza’s appointment as Chief Executive Officer of the Company and as Chief Executive Officer and President of certain of the Company’s subsidiaries, on December 10, 2014, the Company entered into a third amended and restated employment agreement with Mr. Souza (the “Employment Agreement”), which will become effective January 1, 2015 and will remain in effect until terminated by the Company or Mr. Souza for any reason or by death or disability. Pursuant to the Employment Agreement, Mr. Souza will receive an annual base salary of $350,000, an annual bonus, the use of a Company automobile and medical and other benefits. Mr. Souza’s annual base salary will be subject to increase by the Company’s Board of Directors, and will also be further subject to an annual increase in an amount equal to the increase in the cost of living, if any, between the date of the immediately preceding increase and the date of such adjustment.

If Mr. Souza’s employment is terminated without cause or due to death or disability, he will be entitled to receive severance benefits consisting of a lump sum payment equal to 1.5 times his annual base salary and the pro rata portion of the annual bonus he would have received, based on the applicable annual performance targets, had he been employed by the

Company through the end of the full fiscal year in which the termination occurred. In addition, if Mr. Souza’s employment is terminated without cause or due to death or disability, to the extent Mr. Souza and, if applicable, members of his family participate in any medical, prescription drug, dental, vision or other “group health plan” of the Company immediately prior to such termination, the Company will provide Mr. Souza with a lump sum payment equal to 24 times the monthly premium cost to Mr. Souza that would be incurred for continuation coverage under such plans.

The Employment Agreement also provides that Mr. Souza will be restricted from engaging in competitive activities for 18 months after the termination of his employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Separation and Consulting Agreement

On December 10, 2014, the Company entered into a separation and consulting agreement with Mr. Weaver (the “Separation and Consulting Agreement”). Pursuant to the Separation and Consulting Agreement, upon Mr. Weaver’s retirement on December 31, 2014, (a) Mr. Weaver will be entitled to a lump sum payment equal to the sum of his annual base salary for 2014 and an amount equal to two years of health insurance premiums for Mr. Weaver and his dependents at 2015 rates, (b) all outstanding unvested equity grants issued to Mr. Weaver will become vested and (c) the Company will transfer to Mr. Weaver ownership of his current Company vehicle, Company cell phone, Company computer and Company printer.

In addition, pursuant to the Separation and Consulting Agreement, effective from January 1, 2015 through December 31, 2015, Mr. Weaver will provide consulting services to the Company in order to transition the responsibilities of Chief Executive Officer and maintain continuity of management. For such consulting services, Mr. Weaver will receive a fee of $52,000, which will be paid in quarterly installments. The Separation and Consulting Agreement also provides that all of Mr. Weaver’s expenses that are related to his responsibilities under the Separation and Consulting Agreement will be reimbursed by the Company.

The foregoing description of the Separation and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 10, 2014, the Company issued a press release announcing Mr. Souza’s appointment as Chief Executive Officer and election as a director of the Company, as well as Mr. Weaver’s retirement as Chief Executive Officer and as a director of the Company. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Third Amended and Restated Employment Agreement, dated as of December 10, 2014, effective as of January 1, 2015, by and between Otelco Inc. and Robert Souza

10.2	Separation and Consulting Agreement, dated as of December 10, 2014, between Otelco Inc. and Michael Weaver

99.1	Press Release of Otelco Inc., dated as of December 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: December 10, 2014

	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer